EXHIBIT 10.6
SECOND AMENDMENT TO THE
TRW AUTOMOTIVE DEFERRED COMPENSATION PLAN
          TRW Automotive U.S. LLC (the “Company”) hereby adopts this Second Amendment to the TRW Automotive Deferred Compensation Plan (Effective as of February 28, 2003) (the “Plan”), effective as of the dates set forth herein.
RECITALS
A. The Company adopted and maintains the Plan for the benefit of certain of its eligible employees and retirees.
B. The Company desires to amend the Plan to offer a one-time early distribution option in accordance with the transition rules provided under the American Jobs Creation Act of 2004, effective as of June 1, 2006.
C. The Company desires to further amend the Plan to cease all future deferrals thereto after December 31, 2006.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.	The introductory language at the beginning of the Plan is hereby amended to include the following new paragraph at the end thereof:

Notwithstanding anything to the contrary herein, no further deferrals will be permitted to the Plan after December 31, 2006. Existing account balances will remain in the Plan until distributed in accordance with the provisions hereof.

2.	Section 3.2 is amended to include the following new sentence to the end thereof:

Notwithstanding anything to the contrary herein, no deferral elections will be permitted under the Plan after December 31, 2006.

3.	Section 4.1 is amended to include the following new sentence to the end thereof:

Notwithstanding anything to the contrary herein, no deferrals will be permitted under the Plan after December 31, 2006.

4.	Section 5.1(b) is hereby amended in its entirety, effective June 1, 2006, to read as follows:

(b) For amounts earned or vested prior to January 1, 2005, if a Participant’s Termination of Employment occurs as a result of retirement, the Participant shall receive the Plan Benefit payable in respect of his pre-2005 Retirement Payment Sub-Account in ten annual installments, unless the Participant elected otherwise at the time of his original Deferral Election. Such installments shall be paid in accordance with the procedures set forth in Section 5.1(f) below beginning in the January following the year in which Termination of Employment occurred. That notwithstanding, to the extent permitted by the American Jobs Creation Act of 2004 (the “Act”), the Participant can petition the Special Committee (or the Committee in the case of an Executive Officer) at any time at least twelve months prior to retirement to change such payment into a lesser number of installments (from two to nine years) or in a single sum; provided that any such payment change shall not be effective until the fifth calendar year following the date payment otherwise would have been made. For purposes hereof and the Act, installments shall be considered a single payment.
Notwithstanding the foregoing, if the amount in the Retirement Payment Sub-Account is less than $5,000 valued at December 31 of any year, the balance in the Retirement Payment Sub-Account shall be paid in a lump sum in the January following retirement or any January thereafter in which such Participant’s Retirement Payment Sub-Account falls below $5,000.
In the event of death of a Participant after payouts have begun from such Participant’s Retirement Payment Sub-Account, payouts will continue to be made to the beneficiary or estate until paid out completely, subject to this Section 5.1(b).
For amounts earned or vested on and after January 1, 2005, if a Participant’s Termination of Employment occurs as a result of retirement, the Participant shall receive the Plan Benefit payable in respect of his post-2004 Retirement Payment Sub-Account in accordance with subsection (i) below.
5.	Effective January 1, 2006, Section 5 is amended by adding the following new subsection (k) to the end thereof:
(k) Notwithstanding anything to the contrary herein, to the extent permitted by the Act and Code Section 409A and the regulations promulgated thereunder, Participants shall be offered a one-time, irrevocable election to receive all or a percentage of their May 31, 2006, vested account balance under the Plan (plus earning and losses thereon) in July 2007, rather than at such other date as is required by this Section 5 (e.g. retirement, termination of employment, five or ten years). If elected, such distribution shall be made in one-lump sum payment. The election period shall commence on or about June 10, 2006, and end on June 30, 2006. If the Participant fails to make an election under this subsection (k) by June 30, 2006, payment shall be made on the date(s) and in the payment form(s) previously elected, subject to the Act and the Plan.
6.	Except as set forth in this Second Amendment, the Plan is ratified and confirmed in all respects.
EXECUTED this 31st day of July, 2006.

TRW Automotive U.S. LLC
By:	/s/ Steven M. Kiwicz